EXHIBIT 32.1

GLENROSE INSTRUMENTS INC.

CERTIFICATION

We, Arvin H. Smith, Chief Executive Officer and President, and Anthony S. Loumidis, Chief Financial Officer, Treasurer and Secretary of GlenRose Instruments Inc., or the Company, certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report on Form 10-K of the Company for the year ended December 25, 2011, or the Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2012

/s/ Arvin H. Smith
Arvin H. Smith
Chief Executive Officer and President

/s/ Anthony S. Loumidis
Anthony S. Loumidis
Chief Financial Officer, Treasurer and Secretary

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.